Filed pursuant to Rule 424(b)(5)
Registration No. 333-263922

Prospectus Supplement
(To the Prospectus dated April 7, 2022)

Up to $2,133,181

Common Stock

We have entered into an at the market offering agreement, or the Sales Agreement, with H.C. Wainwright & Co., LLC, or Wainwright, dated May 20, 2022, relating to the sale of our common stock, par value $0.001 per share, or our Common Stock, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $2,133,181 from time to time through Wainwright acting as agent, or the Sales Agent.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. The Sales Agent is not required to sell any specific number or dollar amount of Common Stock, but as instructed by us will make all sales using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms and conditions of the Sales Agreement on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of Common Stock pursuant to this prospectus supplement having an aggregate sales price of $2,133,181 and (2) the termination by us or the Sales Agent of the Sales Agreement pursuant to its terms. We provide more information about how the shares of Common Stock will be sold in the section entitled “Plan of Distribution.”

The Sales Agent will be entitled to compensation at a commission rate of 3.0% of the gross proceeds of each sale of shares of our Common Stock sold under the Sales Agreement. In connection with the sale of shares of our Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “AVGR.” On September 15, 2023, the closing price of our Common Stock was $4.135 per share.

The aggregate market value of our outstanding Common Stock held by non-affiliates is $9,846,526, based on 625,208 shares of outstanding Common Stock held by non-affiliates as of September 18, 2023 and a price per share of $15.7492, the closing price of our Common Stock on July 20, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we offer to sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement, we have sold $1,148,994 of shares of Common Stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in our Common Stock involves a high degree of risk, including that the trading price of our Common Stock has been subject to volatility. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 in this prospectus supplement and beginning on page 5 the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is September 18, 2023.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-263922) that we filed with the Securities and Exchange Commission, or the SEC, on March 29, 2022, and that was declared effective on April 7, 2022.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the securities we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, and your reliance on any unauthorized information or representation is at your own risk. This prospectus supplement, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our Common Stock. Our business, financial condition and results of operations may have changed since those dates.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

“Avinger,” “Pantheris”, “Lumivascular”, and “Tigereye” are trademarks of our company. Our logo and our other trade names, trademarks and service marks appearing in this prospectus supplement and accompanying prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement and accompanying prospectus appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

On September 13, 2023, we effected a 1-for-15 reverse stock split of our outstanding shares of Common Stock, which brought the bid price of our Common Stock above the minimum bid price requirement. Except as otherwise indicated, all share and per share information in this prospectus supplement gives effect to such reverse stock split. However, Common Stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein dated prior to September 13, 2023 have not been adjusted to give effect to the reverse stock split.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, included or incorporated in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances included herein may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to continue as a going concern;
●	our ability to remain in compliance with the listing requirements of the Nasdaq Capital Market;
●	the outcome of and expectations regarding our current clinical studies and any additional clinical studies we initiate;
●	our plans to modify our current products, or develop new products, to address additional indications;
●	our ability to obtain additional financing through future equity or debt financings;
●	the expected timing of 510(k) clearances by the FDA which may include but are not limited to additional versions of Pantheris, Ocelot, Tigereye and Lightbox;
●

the expected timing of 510(k) submission to the FDA, and associated marketing clearances by the FDA, which may include but are not limited to additional versions of Pantheris, Ocelot, Tigereye and Lightbox;

●	the expected growth in our business and our organization;
●	our expectations regarding government and third-party payor coverage and reimbursement, including the ability of Pantheris to qualify for reimbursement codes used by other atherectomy products;
●	our ability to retain and recruit key personnel, including the continued development of our sales and marketing infrastructure;
●	our ability to obtain and maintain intellectual property protection for our products;
●	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing;
●	our expectations regarding revenue, cost of revenue, gross margins, and expenses, including research and development and selling, general and administrative expenses;
●	the effects of the COVID-19 pandemic on our business and results of operations;
●	our ability to identify and develop new and planned products and acquire new products, including those for the coronary market;
●	our financial performance;
●	our ability to remain in compliance with laws and regulations that currently apply or become applicable to our business, both in the United States and internationally; and
●	developments and projections relating to our competitors or our industry.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. These risks should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risks described under the heading “Risk Factors.” Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks. All forward-looking statements in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference speak only as of the date made and are based on our current beliefs and expectations. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated in this prospectus supplement or the accompanying prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Avinger,” “the Company,” “we,” “us” and “our” in this prospectus supplement and accompanying prospectus refer to Avinger, Inc., and its subsidiaries.

Company Overview

We are a commercial-stage medical device company that designs, manufactures, and sells real-time high-definition image-guided, minimally invasive catheter-based systems that are used by physicians to treat patients with peripheral artery disease (“PAD”). Patients with PAD have a build-up of plaque in the arteries that supply blood to areas away from the heart, particularly the pelvis and legs. Our mission is to significantly improve the treatment of vascular disease through the introduction of products based on our Lumivascular platform, the only intravascular real-time high-definition image-guided system available in this market.

We design, manufacture, and sell a suite of products in the United States and select international markets. We are located in Redwood City, California. Our current Lumivascular platform consists of products including our Lightbox imaging console, the Ocelot and Tigereye family of devices, which are image-guided devices designed to allow physicians to penetrate a total blockage in an artery, known as a chronic total occlusion (“CTO”), and the Pantheris family of catheters, our image-guided atherectomy catheters which are designed to allow physicians to precisely remove arterial plaque in PAD patients.

We are in the process of developing CTO crossing devices to target the coronary CTO market. However, the market for medical devices in the coronary artery disease (“CAD”) space is highly competitive, dynamic, and marked by rapid and substantial technological development and product innovation and there is no guarantee that we will be successful in developing and commercializing any new CAD product. At this stage, we are working on understanding market requirements, and initiated the development process for the new CAD product, which we anticipate will require additional expenses.

We received CE Marking for our original Ocelot product in September 2011 and received from the U.S. Food and Drug Administration, or FDA, 510(k) clearance in November 2012. We received 510(k) clearance from the FDA for commercialization of Pantheris in October 2015. We received an additional 510(k) clearance for an enhanced version of Pantheris in March 2016 and commenced sales of Pantheris in the United States and select European countries promptly thereafter. In May 2018, we received 510(k) clearance from the FDA for our current next-generation version of Pantheris. In April 2019, we received 510(k) clearance from the FDA for our Pantheris Small Vessel (“SV”), a version of Pantheris targeting smaller vessels, and commenced sales in July 2019. In September 2020, we received 510(k) clearance of Tigereye, a next-generation CTO crossing system utilizing Avinger’s proprietary image-guided technology platform. Tigereye is a product line extension of Avinger’s Ocelot family of image-guided CTO crossing catheters. In January 2022, we received 510(k) clearance from the FDA for our Lightbox 3 imaging console, an advanced version of our Lightbox that allows for easy portability and offers significant reductions in size, weight, and production cost in comparison to the incumbent version.

In April 2023, we received 510(k) clearance from the FDA for Tigereye Spinning Tip (“ST”), a next-generation image-guided CTO crossing system. Tigereye ST is a line extension of our Ocelot and Tigereye family of CTO crossing catheters. This new image-guided catheter incorporates design upgrades to the tip configuration and catheter shaft to increase crossing power and procedural success in challenging lesions, as well as design enhancements for ease of image interpretation during the procedure. The low-profile Tigereye ST has a working length of 140 cm and 5 French sheath.

In June 2023, we received 510(k) clearance from the FDA for Pantheris Large Vessel (“LV”), a next generation image guided atherectomy system for the treatment of larger vessels, such as the superficial femoral artery (“SFA”) and popliteal arteries. Pantheris LV is a line extension of our Pantheris and Pantheris SV family of atherectomy products. This catheter offers higher speed plaque excision for efficient removal of challenging occlusive tissue and multiple features to streamline and simplify user-operation, including enhanced tissue packing and removal, a radiopaque gauge to measure volume of plaque excised during the procedure, and enhanced guidewire management. We initiated a limited launch of the Pantheris LV during the third quarter of 2023 and expect to expand to full commercial availability within the United States during the second half of 2023.

Current treatments for PAD, including bypass surgery, can be costly and may result in complications, high levels of post-surgery pain, and lengthy hospital stays and recovery times. Minimally invasive, or endovascular, treatments for PAD include stenting, angioplasty, and atherectomy, which is the use of a catheter-based device for the removal of plaque. These treatments all have limitations in their safety or efficacy profiles and frequently result in recurrence of the disease, also known as restenosis. We believe one of the main contributing factors to high restenosis rates for PAD patients treated with endovascular technologies is the amount of vascular injury that occurs during an intervention. Specifically, these treatments often disrupt the membrane between the outermost layers of the artery, which is referred to as the external elastic lamina (“EEL”).

We believe our Lumivascular platform is the only technology that offers radiation free, high-definition real-time visualization of the inside of the artery during PAD treatment through the use of optical coherence tomography (“OCT”), a high resolution, light-based, radiation-free imaging technology. Our Lumivascular platform provides physicians with high-definition real-time OCT images from the inside of an artery, and we believe Ocelot and Pantheris are the first products to offer intravascular visualization during CTO crossing and atherectomy, respectively. We believe this approach will significantly improve patient outcomes by providing physicians with a clearer picture of the artery using radiation-free image guidance during treatment, enabling them to better differentiate between plaque and healthy arterial structures. Our Lumivascular platform is designed to improve patient safety by enabling physicians to direct treatment towards the plaque, while avoiding damage to healthy portions of the artery.

During the first quarter of 2015, we completed enrollment of patients in VISION, a clinical trial designed to support our August 2015 510(k) submission to the FDA for our Pantheris atherectomy device. VISION was designed to evaluate the safety and efficacy of Pantheris to perform atherectomy using intravascular imaging and successfully achieved all primary and secondary safety and efficacy endpoints. We believe the data from VISION allows us to demonstrate that avoiding damage to healthy arterial structures, and in particular disruption of the external elastic lamina, which is the membrane between the outermost layers of the artery, reduces the likelihood of restenosis, or re-narrowing, of the diseased artery. Although the original VISION study protocol was not designed to follow patients beyond six months, we worked with 18 of the VISION sites to re-solicit consent from previous clinical trial patients in order for them to evaluate patient outcomes through 12 and 24 months following initial treatment. Data collection for the remaining patients from participating sites was completed in May 2017, and we released the final 12- and 24-month results for a total of 89 patients in July 2017.

During the fourth quarter of 2017, we began enrolling patients in INSIGHT, a clinical trial designed to support a submission to the FDA to expand the indication for our Pantheris atherectomy device to include the treatment of in-stent restenosis. Patient enrollment began in October 2017 and was completed in July 2021. Patient outcomes were evaluated at thirty days, six months and one year following treatment. In November 2021, we received 510(k) clearance from the FDA for this new clinical indication for treating in-stent restenosis with Pantheris using the data collected and analyzed from INSIGHT. We expect this will expand our addressable market for Pantheris to include a high-incidence disease state for which there are few available indicated or effective treatment options.

We are pursuing additional clinical data programs including a post-market study, IMAGE-BTK, that is designed to evaluate the safety and efficacy of Pantheris SV in the treatment of PAD lesions below-the-knee. We are currently enrolling patients, and we expect to complete enrollment during 2023.

We focus our direct sales force, marketing efforts and promotional activities on interventional cardiologists, vascular surgeons and interventional radiologists. We also work on developing strong relationships with physicians and hospitals that we have identified as key opinion leaders. Although our sales and marketing efforts are directed at these physicians because they are the primary users of our technology, we consider the hospitals and medical centers where the procedure is performed to be our customers, as they typically are responsible for purchasing our products. We are designing additional future products to be compatible with our Lumivascular platform, which we expect to enhance the value proposition for hospitals to invest in our technology. Pantheris qualifies for existing reimbursement codes currently utilized by other atherectomy products, further facilitating adoption of our products.

We have assembled a team with extensive medical device development and commercialization experience in both start-up and large, multi-national medical device companies. We assemble all of our catheter products at our manufacturing facility but certain critical processes, such as coating and sterilization, are performed by outside vendors. Our Lightbox 3 imaging console is assembled through a qualified contract manufacturer. We expect our current manufacturing facility in California will be sufficient through at least 2023. We generated revenues of $8.8 million in 2020, $10.1 million in 2021 and $8.3 million in 2022. Revenue in 2020 was adversely affected by COVID-19 as hospitals deferred elective procedures, which among other things, created unpredictability in case volume. This unpredictability created more volatility in our revenues which continued to adversely affect our business in 2021 and 2022. The decline in revenue in 2022 was also attributable to the adverse effects of staffing shortages, resource constraints on our customers as hospitals deferred elective procedures, and the impact of a very competitive market for talent on the retention of our commercial team.

Recent Developments

On September 18, 2023, we announced the full commercial launch of our Tigereye® ST next generation image-guided chronic total occlusion (CTO) crossing system. With the initiation of full commercial launch, all current and prospective accounts can now order the Tigereye ST device.

Prior to full commercialization, we conducted a limited launch at 11 clinical centers in the United States, with approximately 50 CTO procedures performed with Tigereye ST by 13 physicians. These initial cases highlighted the successful implementation of the new design features into the platform, as well as an excellent safety profile, efficacy in crossing very challenging lesions, and exceptional product reliability.

Tigereye ST features high definition, real-time intravascular imaging and a user-controlled deflectable tip designed to assist in steerability within the lumen. The device also includes an enhanced distal tip configuration with faster rotational speeds up to 1000 RPM designed to penetrate challenging lesions. Capable of treating lesions in the peripheral vessels both above and below the knee, the Tigereye ST device has a working length of 140 cm and 5 French sheath compatibility. Tigereye ST is complementary to our best-in-class image-guided atherectomy devices, including the Pantheris, Pantheris LV, and Pantheris SV.

Company Information

We were incorporated in Delaware on March 8, 2007. Our principal executive offices are located at 400 Chesapeake Drive, Redwood City, CA 94063, and our telephone number is (650) 241-7900. Our website address is www.avinger.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement.

We make available, free of charge on our corporate website at www.avinger.com, copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements, and all amendments to these reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission, or the SEC, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act. We also show detail about stock trading by corporate insiders by providing access to SEC Forms 3, 4 and 5. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this filing. Further, our references to the URLs for these websites are intended to be inactive textual references only.

THE OFFERING

The following summary of the offering contains basic information about the offering and our Common Stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our Common Stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock.”

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $2,133,181

Common Stock outstanding prior to this offering	717,014 shares of Common Stock (including 90,183 unvested restricted stock awards) as of September 15, 2023

Common Stock to be outstanding after this offering	Up to 1,232,898 shares of Common Stock, assuming an aggregate of 515,884 shares are offered in this offering (based on an aggregate offering price of $2,133,181 available under the Sales Agreement and assuming sales at a price of $4.135 per share, which was the closing price of our Common Stock on The Nasdaq Capital Market on September 15, 2023). The actual number of shares of our Common Stock issued will vary depending on the sales price at which shares may be sold from time to time during this offering.

Manner of offering

Sales of shares of our Common Stock, if any, will be made pursuant to the terms of the Sales Agreement between us and the Sales Agent. Sales of the shares will be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act, which may be made from time to time on the Nasdaq Capital Market, the existing trading market for our Common Stock, through Wainwright, as agent or principal. The Sales Agent will use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution” beginning on page S-15.

Use of proceeds

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include research and development of our Lumivascular platform products, preclinical and clinical trials and studies, regulatory submissions, expansion of our sales and marketing organizations and efforts, intellectual property protection and enforcement and capital expenditures. We may use a portion of the net proceeds to acquire complementary products, technologies or businesses or to repay principal on our debt; however, we currently have no binding agreements or commitments to complete any such transactions or to make any such principal repayments from the proceeds of this offering, although we do look for such acquisition opportunities. See “Use of Proceeds” on page S-12.

Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and under the similar heading in the accompanying prospectus and the other information included or incorporated by reference herein or therein.

Nasdaq Capital Market symbol	Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”), under the symbol “AVGR.”

Exclusive Sales Agent	Wainwright is acting as the exclusive sales agent in connection with the offering.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 717,014 shares of our Common Stock outstanding as of September 15, 2023 (including 90,183 unvested restricted stock awards) and excludes (in each case as of September 15, 2023):

•	15 shares of Common Stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of 290,404.50 per share;
•	196,611 shares of Common Stock issuable upon conversion of outstanding preferred stock, comprised of 10,146 shares of Common Stock issuable upon conversion of outstanding Series A preferred stock, 7,905 shares of Common Stock issuable upon conversion of outstanding Series B preferred stock, and 178,560 shares of Common Stock issuable upon conversion of outstanding Series E preferred stock;
•

459,022 shares of Common Stock issuable upon exercise of outstanding warrants, comprised of 2,993 shares of Common Stock issuable upon exercise of outstanding Series 1 Warrants, 2,904 shares of Common Stock issuable upon exercise of outstanding Series 2 Warrants, 2,923 shares of Common Stock issuable upon exercise of outstanding warrants issued in November 2018; 53,834 shares of Common Stock issuable upon exercise of outstanding January 2022 financing warrants; 4,434 shares of Common Stock issuable upon exercise of outstanding Placement Agent warrants issued in the January 2022 financing; 190,259 shares of Common Stock issuable upon exercise of outstanding Series A Preferred Investment Options issued in the August 2022 financing; 190,259 shares of Common Stock issuable upon exercise of outstanding Series B Preferred Investment Options issued in the August 2022 financing; and 11,416 shares of Common Stock issuable upon exercise of outstanding Placement Agent warrants issued in the August 2022 financing;

•

24,843 shares of Common Stock reserved for future issuance under our 2015 Equity Incentive Plan, or our 2015 Plan, and any additional shares that become available under our 2015 Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year; and

•	the effect of the “full-ratchet” anti-dilution adjustment of the conversion price of our outstanding Series B preferred stock.

Unless otherwise indicated, the information in this prospectus, including the number of shares outstanding after this offering, does not reflect:

●	any issuance, exercise, vesting, expiration, or forfeiture of any additional equity awards under our equity incentive plans or stock purchase plans that occurred after September 15, 2023.

●	the sale of 178,500 shares of Common Stock under the Sales Agreement for aggregate gross proceeds of $1.0 million that occurred after September 15, 2023.

Except as otherwise indicated, all information in this prospectus supplement gives effect to a 1-for-15 reverse stock split of our Common Stock, which became effective as of September 13, 2023. However, Common Stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein dated prior to September 13, 2023, have not been adjusted to give effect to the reverse stock split.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this prospectus supplement and in the accompanying prospectus, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus supplement, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

Risks Related to this Offering

The Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no maximum sales price. For example, in 2023 we sold shares pursuant to the Sales Agreement at prices ranging from $5.73 to $12.74. Pursuant to the Sales Agreement, there is a minimum sales price for shares of our Common Stock sold in this offering, which will limit the Company’s ability to make sales if the price goes below that minimum. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Purchasers in this offering may incur immediate and substantial dilution in the book value of their investment as a result of this offering.

The shares of Common Stock sold in this offering, if any, will be sold from time to time at various prices. The offering price per share in this offering may exceed the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of common stock. Assuming that an aggregate amount of $2,133,181 of shares of our Common Stock are sold at a price of $4.135 per share, the last reported sale price of our common stock on Nasdaq on September 15, 2023, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of approximately $6.29 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2023 after giving effect to certain issuances subsequent to June 30, 2023, and this offering at the assumed offering price. The exercise of outstanding stock options and warrants, the vesting of outstanding restricted stock units and future exercise of conversion of other instruments that are convertible or exercisable into Common Stock, if any, will result in further dilution of your investment. See “Dilution” on page S-13 for a more detailed discussion of the dilution you will incur in connection with this offering.

If we seek future capital financing transactions, investors in this offering could experience significant dilution in the future.

In order to raise additional capital, we believe that we will offer and issue additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in the future. We cannot assure you that we will be able to sell shares of our Common Stock or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by purchasers in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

Further, we have a significant number of warrants outstanding. To the extent that outstanding warrants have been or may be exercised, outstanding restricted stock units or restricted stock awards vest, instruments that are convertible or exercisable into Common Stock, if any, are converted or exercised, or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our stock price may be volatile, and purchasers of our common stock could incur substantial losses.

Our stock price has fluctuated significantly since our IPO and is likely to continue to fluctuate substantially. As a result of this price fluctuation, investors may experience losses on their investments in our stock. In addition, the development stage of our operations may make it difficult for investors to evaluate the success of our business to date and to assess our future viability. The market price for our common stock may be influenced by many factors, including:

●	sales of stock by our existing stockholders, including our affiliates;

●	market acceptance of our Lumivascular platform and products;

●	the results of our clinical trials;

●	changes in analysts’ estimates, investors’ perceptions, recommendations by securities analysts or our failure to achieve analysts’ and our own estimates;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actual or anticipated fluctuations in our financial condition and operating results;

●	quarterly variations in our or our competitors’ results of operations;

●	general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors;

●	changes in operating performance and stock market valuations of other technology companies generally, or those in the medical device industry in particular;

●	the loss of key personnel, including changes in our board of directors and management;

●	legislation or regulation of our business;

●	lawsuits threatened or filed against us;

●	the announcement or approvals of new products or product enhancements by us or our competitors;

●	announcements related to patents issued to us or our competitors and to litigation; and

●	developments in our industry.

From time to time, our affiliates may sell stock for reasons due to their personal financial circumstances. These sales may be interpreted by other stockholders as an indication of our performance and result in subsequent sales of our stock that have the effect of creating downward pressure on the market price of our common stock. In addition, the stock prices of many companies in the medical device industry have experienced wide fluctuations that have often been unrelated to the operating performance of those companies.

The market price and trading volume of our common stock has been volatile over the past year, and it may continue to be volatile. From January 1, 2023 through September 15, 2023, our common stock has closed as low as $4.1350 and as high as $24.2988 per share. We cannot predict the price at which our common stock will trade in the future and it may decline. The price at which our common stock trades may fluctuate significantly and may be influenced by many factors, including our financial results; developments generally affecting our industry; general economic, industry and market conditions; the depth and liquidity of the market for our common stock; investor perceptions of our business; reports by industry analysts; announcements by other market participants, including, among others, investors, our competitors, and our customers; regulatory action affecting our business; and the impact of other “Risk Factors” discussed in this Annual Report. In addition, changes in the trading price of our common stock may be inconsistent with our operating results and outlook. The volatility of the market price of our common stock may adversely affect investors’ ability to purchase or sell shares of our common stock.

It is not possible to predict the aggregate proceeds resulting from sales made or the actual number of shares we will issue under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold through Wainwright after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with Wainwright in any applicable placement notice, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales or the number of shares that will ultimately be issued. In 2022, we sold 585,603 shares of common stock pursuant to the Sales Agreement, for aggregate proceeds of approximately $1.0 million. In 2023, we sold 189,541 shares of common stock at an average price of $6.06 per share for aggregate proceeds of approximately $1.1 million.

We have broad discretion in the use of the net proceeds from this offering, if any, and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for our company. See the section entitled “Use of Proceeds” on page S-12 in this prospectus supplement for a more detailed discussion of our expected use of the net proceeds from this offering.

We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs and our failure to obtain additional financing when needed could force us to delay, reduce or eliminate our product development programs and commercialization efforts or cause us to become insolvent.

We believe that our cash and cash equivalents of $7.1 million at June 30, 2023 and expected revenues, debt and financing activities and funds from operations will be sufficient to allow us to fund our current operations through the end of the third quarter of 2023. Even though we received net proceeds of approximately $4.4 million from the sale of our common stock in August 2022, and $0.8 million from the sale of our common stock under our at-the-market program that we entered into on May 20, 2022, we may need to raise additional funds through future equity or debt financings in the near future to meet our operational needs and capital requirements for product development, clinical trials and commercialization. We can provide no assurance that we will be successful in raising funds pursuant to additional equity or debt financings or that such funds will be raised at prices that do not create substantial dilution for our existing stockholders. Given the volatility of our stock price, any financing that we undertake could cause substantial dilution to our existing stockholders.

To date, we have financed our operations primarily through sales of our products and net proceeds from the issuance of our preferred stock and debt financings, our initial public offering (“IPO”), and our follow-on public offerings. We do not know when or if our operations will generate sufficient cash to fund our ongoing operations. We cannot be certain that additional capital will be available as needed on acceptable terms, or at all. In the future, we may require additional capital in order to (i) continue to conduct research and development activities, (ii) conduct post-market clinical studies, as well as clinical trials to obtain regulatory clearances and approvals necessary to commercialize our Lumivascular platform products, (iii) expand our sales and marketing infrastructure, (iv) acquire complementary businesses technologies or products; or (v) respond to business opportunities, challenges, a decline in sales, increased regulatory obligations or unforeseen circumstances. Our future capital requirements will depend on many factors, including:

●	the degree of success we experience in commercializing our Lumivascular platform products, particularly Pantheris, and any future versions of such products;

●	the costs, timing and outcomes of clinical trials and regulatory reviews associated with our future products;

●	the costs and expenses of maintaining or expanding our sales and marketing infrastructure and our manufacturing operations;

●	the costs and timing of developing variations of our Lumivascular platform products and, if necessary, obtaining FDA clearance of such variations;

●	the extent to which our Lumivascular platform is adopted by hospitals for use by interventional cardiologists, vascular surgeons and interventional radiologists in the treatment of PAD;

●	the number and types of future products we develop and commercialize;

●	the costs of defending ourselves against future litigation;

●	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; and

●	the extent and scope of our general and administrative expenses.

We may raise additional funds in equity or debt financings or enter into credit facilities in order to access funds for our capital needs. Any debt financing obtained by us in the future would cause us to incur additional debt service expenses and could include restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and pursue business opportunities. In addition, due to our current level of debt, future equity investors may require that we convert all or a portion of our debt to equity, and our debtholders may not agree to such terms. If we raise additional funds through further issuances of equity or convertible debt securities, and/or if we convert all or a portion of our existing debt to equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, we may terminate or delay the development of one or more of our products, delay clinical trials necessary to market our products, delay establishment of sales and marketing capabilities or other activities necessary to commercialize our products, and significantly scale back our operations, or we may become insolvent. If this were to occur, our ability to continue to grow and support our business and to respond to business challenges could be significantly limited.

We have outstanding shares of convertible preferred stock, some of which contain “full-ratchet” anti-dilution protection, which may cause significant dilution to our stockholders.

As of September 15, 2023, we had outstanding 717,014 shares of Common Stock (including 90,138 shares subject to unvested restricted stock awards). As of that date we had outstanding 85 shares of Series B convertible preferred stock convertible into an aggregate of 7,905 shares of Common Stock, 60,876 shares of Series A convertible preferred stock convertible, subject to certain conditions, into an aggregate of 10,146 shares of Common Stock, and 1,920 shares of Series E convertible preferred stock convertible into an aggregate of 178,560 shares of Common Stock. The issuance of shares of Common Stock upon the conversion of such shares of preferred stock would dilute the percentage ownership interest of all stockholders, might dilute the book value per share of our Common Stock and would increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

The shares of Series B preferred stock contain a “full-ratchet” anti-dilution provision which, subject to limited exceptions, would reduce the conversion price of the Series B preferred stock (and increase the number of shares issuable) in the event that we in the future issue Common Stock, or securities convertible into or exercisable to purchase Common Stock, at price per share lower than the conversion price then in effect. Our outstanding 85 shares of Series B preferred stock are convertible into 7,905 shares of Common Stock at a conversion price of $10.725 per share. The shares of common stock sold in this offering, if any, will be sold from time to time at various prices, and this “full-ratchet” anti-dilution provision will be triggered if the common stock is sold in this offering at a price below the then conversion price of the Series B preferred stock.

The certificate of designation for our Series A preferred stock, as amended, currently provides that shares of such Series A preferred stock will not be convertible into shares of our Common Stock until our stockholders have approved an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to at least 125,000,000 shares. Our Board of Directors may determine to remove this requirement. If our stockholders approve such amendment to our Amended and Restated Certificate of Incorporation, shares of Series A preferred stock may be converted into shares of our Common Stock, which will result in dilution to our stockholders. Assuming that an aggregate amount of $2,133,181 of shares of our Common Stock are sold at a price of $4.135 per share, the last reported sale price of our Common Stock on Nasdaq on September 15, 2023, 12,665 additional shares would be issuable upon conversion of the 85 shares of Series B convertible preferred stock outstanding as of September 15, 2023, so that an aggregate of 20,570 shares of Common Stock would be issuable upon conversion of such Series B convertible preferred stock.

The Series A preferred stock and Series E preferred stock have a liquidation preference senior to our common stock and Series B preferred stock.

Our outstanding shares of Series A preferred stock and Series E preferred stock have a liquidation preference that gets paid prior to any payment on our common stock (including shares issuable upon the exercise of our outstanding warrants) and Series B preferred stock. As a result, if we were to dissolve, liquidate, merge with another company or sell our assets, the holders of our Series A preferred stock would have the right to receive up to approximately $60.9 million, plus any unpaid dividends, and the holders of our Series E preferred stock would have the right to receive up to approximately $1.9 million, plus any unpaid dividends, before any amount is paid to the holders of our Series B preferred stock or common stock or pursuant to the redemption rights in our outstanding warrants for fundamental transactions. The payment of the liquidation preferences could result in common stockholders, Series B preferred stockholders and warrant holders not receiving any consideration if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily. In January 2019, December 2019, December 2020, December 2021, and December 2022, 2,945, 3,580, 3,866, 4,175 and 4,510 additional shares of Series A preferred stock, respectively, were issued to CRG as payment of dividends accrued through December 31, 2022.

The existence of the liquidation preferences may reduce the value of our Common Stock, make it harder for us to sell shares of Common Stock in offerings in the future, or prevent or delay a change of control.

The existence of the liquidation preferences may reduce the value of our Common Stock, make it harder for us to sell shares of Common Stock in offerings in the future, or prevent or delay a change of control.

Future sales of our Common Stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. As of September 15, 2023, we had 717,014 shares of Common Stock outstanding, all of which (other than 90,183 shares of restricted stock) shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares offered under this prospectus supplement will be freely tradable without restriction or further registration upon issuance.

Risks Related to our Common Stock

There is substantial doubt about our ability to continue as a going concern, and we will need additional financing to execute our business plan, to fund our operations and to continue as a going concern, and, if we are unable to obtain additional financing, may be required to pursue a reorganization proceeding under applicable bankruptcy or insolvency laws, including under Chapter 11 of the U.S. Bankruptcy Code.

Since inception, we have experienced recurring operating losses and negative cash flows and we expect to continue to generate operating losses and consume significant cash resources for the foreseeable future. There is substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm has expressed in its auditors’ report on our 2022 financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2022, an emphasis of matter paragraph relating to our ability to continue as a “going concern,” meaning that our recurring losses from operations and negative cash flows from operations raise substantial doubt regarding our ability to continue as a going concern. We have prepared our financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our financial statements do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty, with the exception that all borrowings are classified as current on the balance sheets.

Under our Term Loan Agreement (the “Loan Agreement”) with CRG Partners III L.P. and certain of its affiliated funds (collectively “CRG”), a “Material Adverse Change” or “Material Adverse Effect” (each as defined in the Loan Agreement) is an “Event of Default” thereunder, which gives Majority Lenders (as defined in the Loan Agreement) the right to declare amounts outstanding under the Loan Agreement immediately due and payable. Due to the substantial doubt about our ability to continue operating as a going concern and the Event of Default that could result due to a Material Adverse Change under the Loan Agreement, the entire amount of borrowings at December 31, 2022 is classified as current. In addition, we may not be able to generate sufficient liquidity or revenue to satisfy minimum liquidity and minimum revenue covenants under the Loan Agreement. If we fail to satisfy such requirements, we will be in default under the Loan Agreement and all outstanding amounts under the Loan Agreement will become immediately due.

Majority Lenders have not purported that an Event of Default has occurred as a result of a Material Adverse Change or breach of other financial covenants. However, there can be no guarantee that Majority Lenders will not invoke such Event of Default in the future, or that we will not experience other Material Adverse Changes or other Material Adverse Effects, or otherwise breach our financial or other covenants under the Loan Agreement, that could give rise to an Event of Default under the Loan Agreement.

If we are unable to generate sufficient revenue and liquidity to service our debt, we may be required to pursue a reorganization proceeding under applicable bankruptcy or insolvency laws, including protection (“Bankruptcy Protection”) under Chapters 7 or 11 of the U.S. Bankruptcy Code. Holders of our common stock will likely not receive any value or payments in a restructuring or similar scenario.

In the event we pursue Bankruptcy Protection, we will be subject to the risks and uncertainties associated with such proceedings.

In the event we file for relief under the United States Bankruptcy Code, our operations, our ability to develop and execute our business plan and our continuation as a going concern will be subject to the risks and uncertainties associated with bankruptcy proceedings, including, among others: our ability to execute, confirm and consummate a plan of reorganization; the high costs of bankruptcy proceedings and related fees; our ability to obtain sufficient financing to allow us to emerge from bankruptcy and execute our business plan post-emergence, and our ability to comply with terms and conditions of that financing; our ability to continue our operations in the ordinary course; our ability to maintain our relationships with our customers, business partners, counterparties, employees and other third parties; our ability to obtain, maintain or renew contracts that are critical to our operations on reasonably acceptable terms and conditions; our ability to attract, motivate and retain key employees; the ability of third parties to use certain limited safe harbor provisions of the United States Bankruptcy Code to terminate contracts without first seeking Bankruptcy Court approval; and the actions and decisions of our stakeholders and other third parties who have interests in our bankruptcy proceedings that may be inconsistent with our operational and strategic plans. Any delays in our bankruptcy proceedings would increase the risks of our being unable to reorganize our business and emerge from bankruptcy proceedings and may increase our costs associated with the bankruptcy process or result in prolonged operational disruption for us. Also, we would need the prior approval of the bankruptcy court for transactions outside the ordinary course of business during the course of any bankruptcy proceedings, which may limit our ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with any bankruptcy proceedings, we cannot accurately predict or quantify the ultimate impact of events that could occur during any such proceedings. There can be no guarantees that if we seek Bankruptcy Protection we will emerge from Bankruptcy Protection as a going concern or that holders of our common stock will receive any recovery from any bankruptcy proceedings.

In the event we are unable to pursue Bankruptcy Protection under Chapter 11 of the United States Bankruptcy Code, or, if pursued, successfully emerge from such proceedings, it may be necessary to pursue Bankruptcy Protection under Chapter 7 of the United States Bankruptcy Code for all or a part of our businesses.

In the event we are unable to pursue Bankruptcy Protection under Chapter 11 of the United States Bankruptcy Code, or, if pursued, successfully emerge from such proceedings, it may be necessary for us to pursue Bankruptcy Protection under Chapter 7 of the United States Bankruptcy Code for all or a part of our businesses. In such event, a Chapter 7 trustee would be appointed or elected to liquidate our assets for distribution in accordance with the priorities established by the United States Bankruptcy Code. We believe that liquidation under Chapter 7 would result in significantly smaller distributions being made to our stakeholders than those we might obtain under Chapter 11 primarily because of the likelihood that the assets would have to be sold or otherwise disposed of in a distressed fashion over a short period of time rather than in a controlled manner and as a going concern.

Nasdaq may delist our securities from its exchange, which could harm our business and limit our stockholders’ liquidity.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”), which has qualitative and quantitative listing criteria. However, we cannot assure you that our common stock will continue to be listed on Nasdaq in the future. In order to continue listing our common stock on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity, a minimum number of holders of our common stock and a minimum bid price.

On April 25, 2023, we received a letter (the “Bid Price Deficiency Letter”) from Nasdaq’s Listing Qualifications Department (the “Staff”) notifying us that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the minimum bid price for our listed securities was less than $1 for the previous 30 consecutive business days. We have a period of 180 calendar days, or until October 23, 2023, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the bid price of our common stock must close at $1 or more for a minimum of ten consecutive business days during the 180-day compliance period. The notice has no present impact on the listing of securities on Nasdaq.

We have not yet regained compliance with the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), if we do not regain compliance during such 180-day compliance period, we may be eligible for an additional 180 calendar days, provided that we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq except for Nasdaq Listing Rule 5550(a)(2), and provide a written notice of our intention to cure this deficiency during the second compliance period, including by effecting a reverse stock split, if necessary. While we effected a reverse stock split on September 13, 2023, there can be no guarantee that the minimum bid price for our listed securities will be at least $1 for ten consecutive trading days.

If it appears to Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible for a second compliance period, we will receive written notification that our securities are subject to delisting. At that time, we may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. We intend to actively monitor our bid price and will consider available options to resolve the deficiency and regain compliance with the Nasdaq Listing Rules.

In addition, on May 18, 2023, we received notice (the “Stockholders’ Equity Deficiency Letter”) from the Staff that we no longer satisfy the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, or the alternatives to that requirements – a $35 million market value of listed securities or $500,000 in net income in the most recent fiscal year or two of the last three fiscal years – as required by Nasdaq Listing Rule 5550(b) (the “Equity Requirement”).

As with the Bid Price Deficiency Letter, the Stockholders’ Equity Deficiency Letter has no immediate effect on our continued listing on The Nasdaq Capital Market. In accordance with the Nasdaq Listing Rules, we were provided 45 calendar days, or until July 3, 2023, to submit a plan to regain compliance with the Equity Requirement (the “Compliance Plan”). We submitted the Compliance Plan to Nasdaq on July 3, 2023. On July 31, 2023, the Staff granted our request for an extension of the deadline to regain compliance with the Equity Requirement to November 14, 2023.

Under the terms of the extension, we must provide to the Staff a publicly available report that evidences such compliance and otherwise complies with the conditions included in the extension notice. If we fail to evidence compliance upon filing our Annual Report on Form 10-K for the year ended December 31, 2023 with the Securities and Exchange Commission and Nasdaq, we may be subject to delisting from the Nasdaq Capital Market. In the event we do not evidence full compliance with the Nasdaq listing criteria by November 14, 2023, the Staff will provide written notification that our securities will be delisted. At that time, we may appeal the Staff’s determination to a Nasdaq Hearings Panel (the “Panel”). Our request for a hearing would stay any further action by the Staff at least pending a hearing, the subsequent issuance of a decision by the Panel, and the expiration of any additional extension the Panel may grant us as a result of the hearing. However, there can be no assurance that we will ultimately regain compliance with all applicable requirements for continued listing on Nasdaq.

We intend to actively monitor our bid price and stockholders’ equity and will consider available options to resolve these deficiencies and regain compliance with the Nasdaq Listing Rules. We expect that regaining compliance with the Equity Requirement will require us to take actions such as converting outstanding indebtedness into equity or issuing additional shares of capital stock, which could result in significant dilution to our current stockholders. However, we may not be successful in executing such transactions on terms favorable to us, or at all. In addition, there can be no guarantee that such efforts will succeed in helping us regain compliance with the Nasdaq Listing Rules

If Nasdaq delists our common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our common stock continues to be listed on NASDAQ, our common stock will be a covered security. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to the Delaware General Corporation Law or our certificate of incorporation or bylaws (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers or employees. If a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We may offer and sell shares of our Common Stock having aggregate sales proceeds of up to $2,133,181 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds we receive, if any, will depend on the actual number of shares of our Common Stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Sales Agreement with the Sales Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, primarily for working capital and general corporate purposes, which may include research and development of our Lumivascular platform products, preclinical and clinical trials and studies, regulatory submissions, expansion of our sales and marketing organizations and efforts, intellectual property protection and enforcement and capital expenditures. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. We may use a portion of the net proceeds to acquire complementary products, technologies or businesses or to repay principal on our debt; however, we currently have no binding agreements or commitments to complete any such transactions or to make any such principal repayments from the proceeds of this offering, although we do look for such acquisition opportunities. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Stock. Additionally, the terms of our Series A preferred stock, Series E preferred stock, and Series B preferred stock provide that we may not declare dividends on the Common Stock without concurrently declaring dividends on such series of preferred stock in an amount equal to that payable had they been converted to Common Stock prior to the dividend. We have issued a total of 19,076 shares of Series A preferred stock to pay the preferred dividend to the holder of Series A preferred stock through December 31, 2022. In addition, we have entered into a loan agreement that imposes certain restrictions on our ability to pay cash dividends on our capital stock. Except with respect to the Series A preferred stock’s cumulative dividend and the Series E preferred stock’s cumulative dividend, we currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends on our Common Stock, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

Our net tangible book value as of June 30, 2023 was ($6.6) million, or ($9.19) per share of Common Stock based upon 717,166 shares outstanding (including 94,590 unvested restricted stock awards). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the total number of shares of Common Stock outstanding as of June 30, 2023.

After giving effect to the issuance of 1,920 shares of Series E convertible preferred stock upon the conversion of $1.9 million of outstanding indebtedness in August 2023, our pro forma historical net tangible book value was ($4.7) million, or ($6.51) per share of common stock. Our pro forma net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the pro forma total number of shares of our common stock outstanding.

After giving further effect to the issuance and sale of 515,884 shares of Common Stock in this offering at the assumed public offering price of $4.135 per share, which was the closing price of our Common Stock on Nasdaq on September 15, 2023, for aggregate gross proceeds of $2,133,181, and after deducting sales agent commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been approximately ($2.7) million, or ($2.15) per share. This represents an immediate increase in net tangible book value of $4.36 per share to our existing stockholders and an immediate dilution of approximately $6.29 per share to new investors participating in this offering, as illustrated by the following table:

Assumed public offering price per share		$4.135
Net tangible book value per share of common stock as of June 30, 2023	$(9.19)
Pro forma net tangible book value per share of common stock as of June 30, 2023, including the effects of the issuance of Series E convertible preferred stock upon the conversion of outstanding indebtedness in August 2023	$(6.51)
Increase (decrease) in net tangible book value per share of common stock attributable to this offering	$4.36

Pro forma as adjusted net tangible book value per share of common stock as of June 30, 2023 after giving effect to this offering		$(2.15)

Dilution in net tangible book value per share of common stock to new investors in this offering		$6.29

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of Common Stock are sold pursuant to this prospectus supplement and the accompanying prospectus. The as adjusted information assumes that all of our shares of Common Stock in the aggregate gross proceeds amount of $2,133,181 is sold at the assumed offering price of $4.135 per share, the last reported sale price of our Common Stock on Nasdaq on September 15, 2023. The shares sold in this offering, if any, will be sold from time to time at various prices.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 717,166 shares of our Common Stock outstanding as of June 30, 2023 (including 94,590 unvested restricted stock awards) and excludes (in each case as of June 30, 2023):

•	15 shares of Common Stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of 290,404.50 per share;
•	196,611 shares of Common Stock issuable upon conversion of outstanding preferred stock, comprised of 10,146 shares of Common Stock issuable upon conversion of outstanding Series A preferred stock, 7,905 shares of Common Stock issuable upon conversion of outstanding Series B preferred stock, and 178,560 shares of Common Stock issuable upon conversion of outstanding Series E preferred stock;
•

459,022 shares of Common Stock issuable upon exercise of outstanding warrants, comprised of 2,993 shares of Common Stock issuable upon exercise of outstanding Series 1 Warrants, 2,904 shares of Common Stock issuable upon exercise of outstanding Series 2 Warrants, 2,923 shares of Common Stock issuable upon exercise of outstanding warrants issued in November 2018; 53,834 shares of Common Stock issuable upon exercise of outstanding January 2022 financing warrants; 4,434 shares of Common Stock issuable upon exercise of outstanding Placement Agent warrants issued in the January 2022 financing; 190,259 shares of Common Stock issuable upon exercise of outstanding Series A Preferred Investment Options issued in the August 2022 financing; 190,259 shares of Common Stock issuable upon exercise of outstanding Series B Preferred Investment Options issued in the August 2022 financing; and 11,416 shares of Common Stock issuable upon exercise of outstanding Placement Agent warrants issued in the August 2022 financing;

•

24,843 shares of Common Stock reserved for future issuance under our 2015 Equity Incentive Plan, or our 2015 Plan, and any additional shares that become available under our 2015 Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year; and

•	the effect of the “full-ratchet” anti-dilution adjustment of the conversion price of our outstanding Series B preferred stock.

To the extent that outstanding options or warrants are exercised, or our convertible preferred stock is converted into Common Stock, you will experience further dilution. In addition, we may choose to offer securities in other offerings due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of Common Stock or securities exercisable for or convertible into Common Stock, the issuance of such securities may result in further dilution of our stockholders.

Unless otherwise indicated, the information in this prospectus, including the number of shares outstanding after this offering, does not reflect:

●	any issuance, exercise, vesting, expiration, or forfeiture of any additional equity awards under our equity incentive plans or stock purchase plans that occurred after June 30, 2023; and

●	the sale of 242,307 shares of Common Stock under the Sales Agreement for aggregate gross proceeds of $1.1 million that occurred after June 30, 2023.

Except as otherwise indicated, all information in this prospectus supplement gives effect to a 1-for-15 reverse stock split of our common stock, which became effective as of September 13, 2023. However, Common Stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the reverse stock split.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Wainwright, pursuant to which we may issue and sell from time to time, shares of our Common Stock having an aggregate offering price of not more than $2,133,181 through Wainwright as our sales agent. Sales of the shares of Common Stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Wainwright will offer shares of our Common Stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of Common Stock being made through Wainwright under the Sales Agreement upon proper notice to the other party.

Settlement for sales of Common Stock will occur on the second trading day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our Common Stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of shares of our Common Stock pursuant to the Sales Agreement, a commission of 3.0% of the gross proceeds from each sale of shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to a maximum of $2,500 per due diligence update session conducted in connection with each such date the Company files its quarterly reports on Form 10-Q and $5,000 per due diligence session conducted in connection with each such date the Company files its annual report on Form 10-K, for Wainwright’s counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of our Common Stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our Common Stock.

In connection with the sales of shares of our Common Stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of our Common Stock pursuant to the Sales Agreement will terminate upon the earlier of the sale of all of the shares of our Common Stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

Wainwright and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Wainwright and such affiliates have received, or may in the future receive, customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Wainwright acted as placement agent for our registered direct offering of an aggregate of 7,600 shares of our Series D Convertible Preferred Stock at an offering price of $1,000 per share, with each share of Series D Convertible Preferred Stock convertible into 8 shares of Common Stock. Concurrently, we agreed to issue to those investors warrants to purchase up to an aggregate of 53,833 shares of the Company’s Common Stock. We also issued to Wainwright warrants to purchase up to an aggregate of 4,433 shares of Common Stock at an exercise price of $150.00 per share. Total gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses, was $7.6 million. Wainwright also acted as placement agent in the August 2022 financing, in which we issued and sold (i) in a registered direct offering, 46,666 shares of our Common Stock at a purchase price of $26.28 per share and pre-funded warrants to purchase up to an aggregate of 52,267 shares of Common Stock at a purchase price of $26.2785, and (ii) in a concurrent private placement, at the same purchase price as in the registered direct offering, an aggregate of pre-funded warrants to purchase up to an aggregate of 91,324 shares of Common Stock. In addition, we also issued in the August 2022 financing unregistered series A preferred investment options to purchase up to 190,259 additional shares of our Common Stock and series B preferred investment options to purchase up to 190,259 additional shares of our Common Stock. We also issued to Wainwright unregistered preferred investment options to purchase up to an aggregate of 11,415 shares of Common Stock at an exercise price of $32.85 per share. Total gross proceeds from the offering, before deducting placement agent fees and other estimated offering expenses, was $5.0 million.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement and the accompanying prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

Trading Market

Our Common Stock is listed on Nasdaq under the symbol “AVGR.”

EXPENSES

The following are the estimated expenses (other than sales agent commissions and other offering expenses payable by us) of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

Accounting fees and expenses	$50,000
Legal fees and expenses	$100,000
Transfer agent fees and expenses	$7,500
Printing and miscellaneous expenses	$20,000
Total	$177,500

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon Dorsey & Whitney LLP, Salt Lake City, Utah. Haynes and Boone, LLP, New York, New York is counsel for Wainwright in connection with this offering.

EXPERTS

The financial statements and related financial statement schedules incorporated in this Prospectus Supplement to the Registration Statement on Form S-3 by reference from Avinger, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to a going concern uncertainty), which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and any accompanying prospectus, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or any accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above.

We make available free of charge on or through our internet website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, www.avinger.com, other than as specifically incorporated by reference in this prospectus supplement, is not part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023, as amended on March 17, 2023;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023, and for the quarter ended June 30, 2023, filed with the SEC on July 27, 2023;

●

our Current Reports on Form 8-K filed with the SEC on March 20, 2023, April 26, 2023, April 26, 2023 (other than Item 7.01), May 22, 2023, August 1, 2023, August 4, 2023, September 8, 2023, September 11, 2023, and September 12, 2023; and

●

the description of our Common Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on January 27, 2015, as updated by the description of our Common Stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 6, 2020.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering.

Any statements contained in a previously filed document incorporated by reference into this prospectus supplement and the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement and the accompanying prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Requests for such documents should be directed to:

Avinger, Inc.
400 Chesapeake Drive

Redwood City, CA 94063
Attention: Secretary

Phone: (650) 241-7900

E-mail: stockadmin@avinger.com

conversion@avinger.com

You may also access the documents incorporated by reference in this prospectus supplement and the accompanying prospectus through our website at www.avinger.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus or the registration statement of which they form a part.

PROSPECTUS

$50,000,000

Avinger, Inc.

Common stock

Preferred stock

Warrants

Debt securities

Subscription Rights

Units

45 Shares of Common Stock

Offered by the Selling Stockholders

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000. In addition, the selling stockholders may from time to time offer and sell up to 45 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See the section titled “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “AVGR”. On March 25, 2022, the last reported sale price of our Common Stock was $3.41 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000. In addition, under this shelf process, the selling stockholders named in this prospectus may sell from time to time up to 45 shares of Avinger common stock.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

“Avinger,” “Pantheris,” “Lumivascular,” and “Tigereye” are trademarks of our company. Our logo and our other trade names, trademarks and service marks appearing in this prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

i

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Avinger,” “the Company,” “we,” “us” and “our” in this prospectus refer to Avinger, Inc., and its subsidiaries.

Overview

We are a commercial-stage medical device company that designs, manufactures and sells real-time image-guided, minimally invasive catheter-based systems that are used by physicians to treat patients with peripheral artery disease, or PAD. Patients with PAD have a build-up of plaque in the arteries that supply blood to areas away from the heart, particularly the pelvis and legs. Our mission is to significantly improve the treatment of vascular disease through the introduction of products based on our Lumivascular platform, the only intravascular real-time image-guided system available in this market.

We design, manufacture, and sell a suite of products in the United States and select international markets. We are located in Redwood City, California. Our current proprietary image-guided Lumivascular platform includes the Lightbox real-time imaging console, the Ocelot family of catheters, which are image-guided catheters designed to allow physicians to penetrate a total blockage in an artery, known as a chronic total occlusion, or CTO, and the Pantheris family of catheters, our image-guided atherectomy family of catheters designed to allow physicians to precisely remove arterial plaque in PAD patients.

We received CE Marking for our original Ocelot product in September 2011 and received from the U.S. Food and Drug Administration, or FDA, 510(k) clearance in November 2012. We received 510(k) clearance from the FDA for commercialization of Pantheris in October 2015. We received an additional 510(k) clearance for an enhanced version of Pantheris in March 2016 and commenced sales of Pantheris in the United States and select European countries promptly thereafter. In May 2018, we received 510(k) clearance from the FDA for our current next-generation version of Pantheris. In April 2019, we received 510(k) clearance from the FDA for our Pantheris SV, a version of Pantheris targeting smaller vessels, and commenced sales in July 2019. In September 2020, we received 510(k) clearance of Tigereye, a next-generation CTO crossing system utilizing Avinger’s proprietary image-guided technology platform. Tigereye is a product line extension of Avinger’s Ocelot family of image-guided CTO crossing catheters. In January 2022, we received 510(k) clearance from the FDA for our Lightbox 3 imaging console, a version of our Lightbox presenting significant reductions in size, weight and cost in comparison to the incumbent version.

Current treatments for PAD, including bypass surgery, can be costly and may result in complications, high levels of post-surgery pain, and lengthy hospital stays and recovery times. Minimally invasive, or endovascular, treatments for PAD include stenting, angioplasty, and atherectomy, which is the use of a catheter-based device for the removal of plaque. These treatments all have limitations in their safety or efficacy profiles and frequently result in recurrence of the disease, also known as restenosis. We believe one of the main contributing factors to high restenosis rates for PAD patients treated with endovascular technologies is the amount of vascular injury that occurs during an intervention. Specifically, these treatments often disrupt the membrane between the outermost layers of the artery, which is referred to as the external elastic lamina, or EEL.

We believe our Lumivascular platform is the only technology that offers real-time visualization of the inside of the artery during PAD treatment through the use of optical coherence tomography, or OCT, a high resolution, light-based, radiation-free imaging technology. Our Lumivascular platform provides physicians with real-time OCT images from the inside of an artery, and we believe Ocelot and Pantheris are the first and only products in the market to offer intravascular visualization during CTO crossing and atherectomy, respectively. We believe this approach will significantly improve patient outcomes by providing physicians with a clearer picture of the artery using radiation-free image guidance during treatment, enabling them to better differentiate between plaque and healthy arterial structures. Our Lumivascular platform is designed to improve patient safety by enabling physicians to direct treatment towards the plaque, while avoiding damage to healthy portions of the artery.

During the first quarter of 2015, we completed enrollment of patients in VISION, a clinical trial designed to support our August 2015 510(k) submission to the FDA for our Pantheris atherectomy device. VISION was designed to evaluate the safety and efficacy of Pantheris to perform atherectomy using intravascular imaging and successfully achieved all primary and secondary safety and efficacy endpoints. We believe the data from VISION allows us to demonstrate that avoiding damage to healthy arterial structures, and in particular disruption of the external elastic lamina, which is the membrane between the outermost layers of the artery, reduces the likelihood of restenosis, or re-narrowing, of the diseased artery. Although the original VISION study protocol was not designed to follow patients beyond six months, we worked with 18 of the VISION sites to re-solicit consent from previous clinical trial patients in order for them to evaluate patient outcomes through 12 and 24 months following initial treatment. Data collection for the remaining patients from participating sites was completed in May 2017, and we released the final 12- and 24-month results for a total of 89 patients in July 2017.

During the fourth quarter of 2017, we began enrolling patients in INSIGHT, a clinical trial designed to support a submission to the FDA to expand the indication for our Pantheris atherectomy device to include in-stent restenosis. Patient enrollment began in October 2017 and was completed in July 2021. Patient outcomes were evaluated at thirty days, six months and one year following treatment. In November 2021, we received 510(k) clearance from the FDA for a new clinical indication for treating in-stent restenosis with Pantheris using the data collected and analyzed from INSIGHT. We expect this will expand our addressable market for Pantheris to include a high-incidence disease state for which there are few available indicated treatment options.

We focus our direct sales force, marketing efforts and promotional activities on interventional cardiologists, vascular surgeons and interventional radiologists. We also work on developing strong relationships with physicians and hospitals that we have identified as key opinion leaders. Although our sales and marketing efforts are directed at these physicians since they are the primary users of our technology, we consider the hospitals and medical centers where the procedure is performed to be our customers, as they typically are responsible for purchasing our products. We are designing additional future products to be compatible with our Lumivascular platform, which we expect to enhance the value proposition for hospitals to invest in our technology. Pantheris qualifies for existing reimbursement codes currently utilized by other atherectomy products, further facilitating adoption of our products.

We have assembled a team with extensive medical device development and commercialization experience in both start-up and large, multi-national medical device companies. We assemble all of our products at our manufacturing facility but certain critical processes, such as coating and sterilization, are performed by outside vendors. We expect our current manufacturing facility in California, will be sufficient through at least 2022. We generated revenues of $9.1 million in 2019, $8.8 million in 2020 and $10.1 million in 2021. The decline revenue in 2020 was primarily due to the adverse effects of COVID-19 on our customers as hospitals deferred elective procedures.

Corporate Information

We were incorporated in Delaware on March 8, 2007. Our principal executive offices are located at 400 Chesapeake Drive, Redwood City, CA 94063, and our telephone number is (650) 241-7900. Our website address is www.avinger.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

We make available, free of charge on our corporate website at www.avinger.com, copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements, and all amendments to these reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission, or the SEC, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act. We also show detail about stock trading by corporate insiders by providing access to SEC Forms 3, 4 and 5. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this filing. Further, our references to the URLs for these websites are intended to be inactive textual references only.

The Securities We May Offer

We may offer up to $50,000,000 of common stock, preferred stock, warrants, debt securities, subscription rights and units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 45 shares of our common stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholders may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided in the section titled “Where You Can Find More Information.”

Subscription Rights

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section titled “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated herein by reference, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, research and development costs, the anticipated timing, costs and conduct of our planned clinical trials, the timing and likelihood of regulatory filings and approvals, the potential benefits of our products, timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus or the documents incorporated by reference in this prospectus, as applicable, and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus and the documents incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus and the documents incorporated by reference herein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See the section titled “Where You Can Find More Information.”

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus, and while we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. We do not have agreements or commitments for any specific acquisitions at this time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock and does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation (“Charter”) and amended and restated bylaws (“Bylaws”), which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

General

Our authorized capital stock consists of one hundred million (100,000,000) shares of common stock, $0.001 par value per share, and five million (5,000,000) shares of undesignated preferred stock, $0.001 par value per share.

Common Stock

Outstanding Shares

As of March 18, 2022, there were 5,428,770 shares of common stock outstanding, held of record by 123 stockholders. Our board of directors is authorized, without stockholder approval, to issue additional shares of our common stock.

As of March 18, 2022, there were 1,006,284 shares of common stock subject to the exercise of outstanding warrants and 457,915 shares of common stock subject to the conversion of outstanding preferred stock, and 9,965 shares of common stock subject to outstanding equity awards.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this offering or in the foreseeable future.

Voting Rights

There are 100,000,000 shares of common stock authorized for issuance. Pursuant to our amended and restated certificate of incorporation, each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of our common stock, as such, shall not be entitled to vote on any amendment to our amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our amended and restated certificate of incorporation. Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, corporate actions can generally be taken by a majority of our board and/or stockholders holding a majority of our outstanding shares, except as otherwise indicated in the section entitled “Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws,” where certain amendments to our amended and restated certificate of incorporation and amended and restated bylaws require the vote of at least 662/3% of our then outstanding voting securities. Additionally, our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a plurality of the votes cast at a meeting of stockholders will be able to elect all of the directors then standing for election.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued pursuant to this offering, when paid for, will be, fully paid and nonassessable.

Preferred Stock

Under our Charter, we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. As of January 31, 2022, 60,000 shares of preferred stock were designated Series A preferred stock, 18,000 shares of preferred stock were designated Series B preferred stock, 8,586 shares of preferred stock were designated Series C preferred stock, and 7,600 shares of preferred stock were designated Series D preferred stock. As of January 31, 2022, 56,366 shares of Series A preferred stock were issued and outstanding, 85 shares of Series B preferred stock were issued and outstanding, no shares of Series C preferred stock were issued and outstanding, and 7,600 shares of Series D preferred stock were issued and outstanding.

Pursuant to our Charter, we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the designation, powers, preferences, relative, participating optional or other special rights, and any qualifications, limitations and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power or rights of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

Series A Convertible Preferred Stock

The preferences and rights of the Series A preferred stock are as set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, or the Series A Certificate of Designation, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on February 23, 2018, as well as the Certificate of Amendment to the Series A Certificate of Designation, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on November 6, 2018. The following is a summary of the material terms of our Series A preferred stock and is qualified in its entirety by the Series A Certificate of Designation. Please refer to the Series A Certificate of Designation for more information on the preferences, rights and limitations of Series A preferred stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A preferred stock will be entitled to receive distributions out of our assets, whether capital or surplus, of the greater of (i) an amount equal to $1,000 per share plus accrued and unpaid dividends thereon or (ii) such amount as would be payable if the Series A preferred stock had been converted to common stock. Amounts payable to the Series A preferred stock upon any dissolution, liquidation or winding up are payable prior and in preference to the payment of any amounts to the holders of Series B preferred stock, Series C preferred stock, Series D preferred stock, or common stock.

Dividends. Holders of the Series A preferred stock are entitled to receive accruing dividends of 8% per annum, which dividends are cumulative and annually compounded. The holders of Series A preferred stock will be entitled to receive an amount equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. We have an option to pay the Series A preferred stock’s accruing dividend in additional shares of Series A preferred stock and have utilized this option in the past.

Conversion. Each share of Series A preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing $1,000 by the conversion price of $400.00 (subject to adjustment as described below). This right to convert is limited by the beneficial ownership limitation described below.

CRG Partner III L.P. and certain of its affiliated funds, collectively referred to as CRG, are the majority holder of the Series A preferred stock and has agreed to suspend the conversion of its Series A preferred stock into common stock until such time as our stockholders have approved an amended and restated certificate of incorporation authorizing at least 125 million shares of common stock.

Forced Conversion. If the Company’s average market capitalization is at least $100,000,000 both (i) on a given date, based on the closing price and number of shares outstanding and (ii) for the prior quarter, based on the volume-weighted average closing price during such quarter and number of shares outstanding on the last day of such quarter, the Series A preferred stock is subject to mandatory conversion (subject to the beneficial ownership limitation below).

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series A preferred stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election by a holder any higher or lower percentage) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion. A holder of Series A preferred stock may adjust the percentage of the beneficial ownership upon not less than 61 days prior notice. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Holders of Series A preferred stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Securities Exchange Act of 1934, as amended, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Securities Exchange Act of 1934, as amended, any person who acquires Series A preferred stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Optional Redemption. Subject to the terms of the certificate of designation, the Company holds an option to redeem some or all the Series A preferred stock for the amount per share otherwise payable upon a liquidation, dissolution or winding up of the Company, upon 30 days prior written notice to the holder of the Series A preferred stock.

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the conversion price will be adjusted by multiplying the then effective conversion price by a fraction, the numerator of which shall be the number of shares of common stock (including shares issuable upon conversion of the Series B preferred stock, Series C preferred stock, and Series D preferred stock) outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event (assuming conversion of the Series B preferred stock, Series C preferred stock, and Series D preferred stock).

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series A preferred stock will be entitled to receive upon conversion of the Series A preferred stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series A preferred stock immediately prior to such fundamental transaction.

Voting Rights, etc. Except as otherwise provided in the Series A Certificate of Designation or required by law, the Series A preferred stock has no voting rights. However, as long as any shares of Series A preferred stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A preferred stock, (i) liquidate, dissolve, or wind up the Company; (ii) alter or amend the certificate of incorporation, Series A Certificate of Designation or bylaws of the Company in a manner adverse to the Series A preferred stock; (iii) create, or amend the terms of any securities so as to create, securities pari passu or senior to the Series A preferred stock; (iv) purchase, redeem or make any dividend upon shares of capital stock other than certain limited exceptions; or (v) issue any additional Series A preferred stock.

Fractional Shares. No fractional shares of common stock will be issued upon conversion of Series A preferred stock. Rather, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of a share of common stock.

The Series A preferred stock was issued in book-entry form under a preferred stock agent agreement between American Stock Transfer & Trust as preferred stock agent, and us, and was initially represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. There is no established public trading market for the Series A preferred stock and we do not expect a market to develop. We do not plan on applying to list the Series A preferred stock on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The transfer agent for our Series A preferred stock is American Stock Transfer & Trust Company, LLC.

Series B Convertible Preferred Stock

The preferences and rights of the Series B preferred stock are as set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, or the Series B Certificate of Designation, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on February 23, 2018. The following is a summary of the material terms of our Series B preferred stock and is qualified in its entirety by the Series B Certificate of Designation. Please refer to the Series B Certificate of Designation for more information on the preferences, rights and limitations of Series B preferred stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series B preferred stock will be entitled to receive distributions out of our assets, whether capital or surplus, of an amount equal to $0.001 per share of Series B preferred stock before any distributions shall be made on the common stock or any series of preferred stock ranked junior to the Series B preferred stock, but after distributions shall be made on any outstanding Series A preferred stock and any of our existing or future indebtedness.

Dividends. Holders of the Series B preferred stock will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series B preferred stock.

Conversion. Each share of Series B preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing $1,000 by the conversion price of $5.00 (subject to adjustment as described below). This right to convert is limited by the beneficial ownership limitation described below.

Forced Conversion. Subject to certain ownership limitations as described below and certain equity conditions being met, until such time that during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds 300% of the conversion price and the daily dollar trading volume during such period exceeds $500,000 per trading day, we shall have the right to force the conversion of the Series B preferred stock into common stock.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series B preferred stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any shares of Series B preferred stock, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon not less than 61 days prior notice provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Holders of Series B preferred stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Securities Exchange Act of 1934, as amended, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Securities Exchange Act of 1934, as amended, any person who acquires Series B preferred stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Optional Redemption. Subject to the terms of the certificate of designation, the Company holds an option to redeem some or all the Series B preferred stock six months after its issuance date at a 200% premium to the stated value of the Series B preferred stock subject to the redemption, upon 30 days prior written notice to the holder of the Series B preferred stock. The Series B preferred stock would be redeemed by the Company for cash.

Subsequent Equity Sales. The Series B preferred stock has full-ratchet price based anti-dilution protection, subject to customary carve-outs, in the event of a down-round financing at a price per share below the conversion price of the Series B preferred stock. If during any 20 of 30 consecutive trading days the volume weighted average price of our common stock exceeds 300% of the then-effective conversion price of the Series B preferred stock and the daily dollar trading volume for each trading day during such 30 day period exceeds $500,000, the anti-dilution protection in the Series B preferred stock will expire and cease to apply.

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the conversion price will be adjusted by multiplying the then conversion price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series B preferred stock will be entitled to receive upon conversion of the Series B preferred stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series B preferred stock immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series B preferred stock.

Voting Rights, etc. Except as otherwise provided in the Series B Certificate of Designation or required by law, the Series B preferred stock has no voting rights. However, as long as any shares of Series B preferred stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B preferred stock, materially alter or change adversely the powers, preferences or rights given to the Series B preferred stock, materially amend the Series B Certificate of Designation, amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, increase the number of authorized shares of Series B preferred stock, or enter into any agreement with respect to any of the foregoing. The Series B Certificate of Designation provides that if any party commences an action or proceeding to enforce any provisions thereunder, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This provision may, under certain circumstances, be inconsistent with federal securities laws and Delaware general corporation law.

Fractional Shares. No fractional shares of common stock will be issued upon conversion of Series B preferred stock. Rather, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price.

The Series B preferred stock was issued in book-entry form under a preferred stock agent agreement between American Stock Transfer & Trust as preferred stock agent, and us, and was initially represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. There is no established public trading market for the Series B preferred stock and we do not expect a market to develop. We do not plan on applying to list the Series B preferred stock on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The transfer agent for our Series B preferred stock is American Stock Transfer & Trust Company, LLC.

Series D Convertible Preferred Stock

The preferences and rights of the Series D preferred stock are as set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, or the Series D Certificate of Designation, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on January 18, 2022. The following is a summary of the material terms of our Series D preferred stock and is qualified in its entirety by the Series D Certificate of Designation. Please refer to the Series D Certificate of Designation for more information on the preferences, rights and limitations of Series D preferred stock.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the then holders of the Series D preferred stock shall be entitled to receive out of the assets of the Company, prior to any payment to holders of common stock but after any payment due to holders of the Series A preferred stock, a liquidation preference equal to $0.01 per share of Series D preferred stock. In addition to and after payment in full of such preference amount, and subject to any senior rights of holders of the Series A preferred stock, holders of the Series D preferred stock shall be entitled to receive out of the assets of the Company the same amount that a holder of common stock would receive if the Series D preferred stock were fully converted (disregarding for such purposes any conversion limitations in the Series D Certificate of Designation) to common stock which amounts shall be paid pari passu with all holders of common stock.

Dividends. The holders of Series D preferred stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid, subject to the dividend rights of the Series A preferred stock.

Conversion. The Series D preferred stock is convertible, at the option of the Series D preferred stock holder, into common stock (the “Conversion Shares”) at any time after the effective date of an amendment to the Charter to effect a reverse split of the outstanding shares of our common stock at a ratio between 1-for-5 and 1-for-20 (the “Reverse Split Amendment”). The Reverse Stock Split amendment became effective on March 14, 2022. The conversion rate, subject to adjustment as set forth in the Series D Certificate of Designation, is determined by dividing the stated value of the Preferred Stock by $8.00. The conversion price can be adjusted as set forth in the Series D Certificate of Designation for stock dividends and stock splits or the occurrence of a fundamental transaction (as defined below). Upon conversion the shares of Series D preferred stock shall resume the status of authorized but unissued shares of preferred stock.

Mandatory Conversion. In certain circumstances, we may require the conversion of the Series D preferred stock (the “Mandatory Conversion”). After the effective date of the Reverse Split Amendment, or, if all of the Equity Conditions (as described below) are not satisfied on such date, on the first such date, if and only if such date is within and no later than 15 trading days after the effective date of the Reverse Split Amendment, that all of the Equity Conditions are satisfied (the “Mandatory Conversion Date”), we shall deliver written notice of the Mandatory Conversion to all holders on the Mandatory Conversion Date and, on such Mandatory Conversion Date, we shall convert all of each holder’s shares of Series D preferred stock into Conversion Shares at the then effective conversion price on the Mandatory Conversion Date. The Equity Conditions that must be met are: (a) the Company shall have paid all liquidated damages and other amounts owing to the applicable holder in respect of the Series D preferred stock, (b)(i) there is an effective registration statement pursuant to which either (A) the Company may issue Conversion Shares or (B) the holders are permitted to utilize the prospectus thereunder to resell all of the shares of common stock issuable under the Series D preferred stock and the Warrants (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares (and shares issuable in lieu of cash payments of dividends) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected holders or (iii) all of the Conversion Shares may be issued to the holder pursuant to Section 3(a)(9) of the Securities Act and immediately resold without restriction, (c) the common stock is trading on a trading market and all of the shares of common stock issuable upon conversion of the Series D preferred stock or upon exercise of the Warrants are listed or quoted for trading on such trading market (and the Company believes, in good faith, that trading of the common stock on a trading market will continue uninterrupted for the foreseeable future), (d) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of common stock for the issuance of all of the shares then issuable pursuant to the Series D preferred stock and the Warrants, (e) shareholder approval of the Reverse Split Amendment shall have been received and effective, (f) the issuance of the shares in question to the applicable holder would not violate the limitations set forth in Section 6(d) of the Series D Certificate of Designation, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or change of control transaction that has not been consummated, (h) the applicable holder is not in possession of any information provided by the Company, any of its subsidiaries, or any of their officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information and (i) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more notices of conversion of the applicable holder on or prior to the dates so requested or required, if any.

Forced Conversion. At any time after 120 days following the Mandatory Conversion Date, if any holders still hold Series D preferred stock, we can deliver a written notice to all such holders (the “Forced Conversion Notice”) to cause each holder to convert all or part of such holder’s Series D preferred stock. We cannot deliver a Forced Conversion Notice more than once in any 60 day period.

Failure to Timely Deliver Shares. If we fail to deliver to the holder a certificate representing shares issuable upon conversion of Series D preferred stock or to credit the holder’s balance account with The Depository Trust Company for such number of shares of common stock to which the holder is entitled upon the holder’s conversion of Series D preferred stock, in each case, by the delivery date set forth in the Series D Certificate of Designation, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the conversion shares which the holder anticipated receiving upon such conversion, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the product of (1) the aggregate number of conversion shares that we were required to deliver to the holder in connection with the conversion at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions), and (B) at the option of the holder, either reissue (if surrendered) the shares of Series D preferred stock equal to the number of shares of Series D preferred stock submitted for conversion (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with our conversion and delivery obligations. In addition, if we fail to deliver to the holder any common stock pursuant to a valid conversion, we will be required to pay liquidated damages in the amount of $50 per trading day (increasing to $100 per trading day on the third trading day after the required delivery date and to $200 per trading day on the sixth trading day after the required delivery date) for each $5,000 of stated value of Series D preferred stock being converted until such time the shares of Common Stock are delivered or the holder rescinds such conversion.

Beneficial Ownership Limitation. The Series D preferred stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% or 9.99% at the election of the holder of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Adjustment for Stock Splits. The conversion price and the number of shares of common stock issuable upon the conversion of the Series D preferred stock are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, and combinations of our common stock.

Dividends or Distributions. If we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Series D preferred stock, then, in each such case, the holders of the Series D preferred stock shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete conversion of the Series D preferred stock.

Purchase Rights. If we grant, issue or sell any shares of our common stock or securities exercisable for, exchangeable for or convertible into our common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our common stock, referred to as Purchase Rights, then each holder of the Series D preferred stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete conversion of the Series D preferred stock immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Fundamental Transaction. If a Fundamental Transaction (as defined in the Series D Certificate of Designation and described below) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Series D Certificate of Designation with the same effect as if such successor entity had been named in the Series D Certificate of Designation itself. Additionally, upon consummation of a Fundamental Transaction pursuant to which holders of shares of our common stock are entitled to receive securities or other assets with respect to or in exchange for shares of our common stock, we will make appropriate provision to ensure that the holder will thereafter have the right to receive upon conversion of the Series D preferred stock at any time after the consummation of the Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Series D preferred stock is convertible immediately prior to such Fundamental Transaction on the conversion of the Series D preferred stock. For purposes of any such exercise, the determination of the conversion price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and the Company shall apportion the conversion price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

If holders of our common stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any conversion of Series D preferred stock, following such Fundamental Transaction. These provisions apply similarly and equally to successive Fundamental Transactions and other corporate events described in the Series D Certificate of Designation and will be applied without regard to any limitations on the conversion of the Series D preferred stock.

Voting Rights. The Series D preferred stock has no voting rights, except:

●

the right to vote, with the holders of common stock, as a single class, with each share of Series D preferred stock entitled to 750,000 votes per share, on any resolution presented to stockholders for the purpose of obtaining approval of the Reverse Split Amendment; provided, that we shall be obligated to count the votes of the Series D preferred stock in the same proportion as the aggregate shares of the common stock vote on the proposal to approve the Reverse Split Amendment; and

●

otherwise, as long as any shares of Series D preferred stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series D preferred stock, (a) alter or change the powers, preferences or rights given to the Series D preferred stock or alter or amend the Charter in a manner adverse to the holders, (b) amend our certificate of incorporation or other charter documents in a manner adverse to the holders, (c) increase the number of authorized shares of Series D preferred stock, or (d) enter into any agreement with respect to any of the foregoing.

Warrants

As of March 18, 2022, we had outstanding warrants to purchase common stock as follows:

	Total Outstanding and Exercisable	Underlying Shares of Common Stock	Exercise Price per Share	Expiration Date
Series 1 Warrants issued in February 2018 Series B financing	8,979,000	44,895	$400.00	February 2025
Series 2 Warrants issued in February 2018 Series B financing	8,709,500	43,548	$400.00	February 2025
Warrants issued in November 2018 financing	8,768,395	43,842	$80.00	November 2023
Common Stock Purchase Warrants issued in January 2022 financing	16,150,000	807,500	$9.60	July 2027
Placement Agent Warrants issued in January 2022 financing	1,330,000	66,500	$10.00	January 2027
Total	43,936,895	1,006,284

Series 1 and Series 2 Warrants

The material terms and provisions of the Series 1 and Series 2 Warrants are summarized below. This summary of some provisions of the Series 1 and Series 2 Warrants is not complete and is qualified in its entirety by the form of warrant filed as Exhibit 4.13 to the registration statement of which this prospectus is a part. Pursuant to a warrant agency agreement between us and American Stock Transfer& Trust Company, LLC, as warrant agent, the warrants were issued in book-entry form and were initially represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercise. The Series 1 Warrants are immediately exercisable and expire on the seventh anniversary of the date of issuance. The Series 2 Warrants are immediately exercisable and expire on the earlier of (i) the seventh anniversary of the date of issuance or (ii) the 60th calendar day following the receipt and announcement of FDA clearance of our Pantheris below-the-knee device (or the same or similar product with a different name); provided, however, if at any time during such 60-day period the volume weighted average price for any trading day is less than the then effective exercise price, the termination date shall be extended to the seven-year anniversary of the initial exercise date. Each whole Series 1 or Series 2 Warrant is exercisable to purchase one share of our common stock at an exercise price of $400.00 per share at any time prior to expiration. The Series 1 and Series 2 Warrants are each governed by the terms of a global warrant certificate deposited with DTC. The holder of a Series 1 or Series 2 Warrant will not be deemed a holder of our underlying common stock until such warrant is exercised, except as set forth in such warrant. The holders Series 1 and Series 2 Warrants must pay the exercise price in cash upon exercise of the Series 1 and Series 2 Warrants, unless such holders are utilizing the cashless exercise provision of the Series 1 and Series 2 Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of Series 1 or Series 2 Warrants will not have the right to exercise any portion of its Series 1 or Series 2 Warrants if the holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Stock Dividends and Stock Splits. The exercise price and the number of shares issuable upon exercise of the Series 1 and Series 2 Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series 1 and Series 2 Warrants will be entitled to receive upon exercise of the Series 1 and Series 2 Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Series 1 and Series 2 Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series 1 and Series 2 Warrants. Further, as more fully described in the Series 1 and Series 2 Warrants, in the event of certain fundamental transactions, the holders of the Series 1 and Series 2 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Series 1 or Series 2 Warrants on the date of consummation of such transaction.

Upon the holder's exercise of a Series 1 or Series 2 Warrant, we will issue the shares of common stock issuable upon exercise of the Series 1 or Series 2 Warrant within the earlier of two trading days following our receipt of a notice of exercise or the standard settlement period for the market on which the common stock is then listed, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision). Prior to the exercise of any Series 1 or Series 2 Warrants, holders of the Series 1 or Series 2 Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

The Series 1 and Series 2 Warrants are not listed on any securities exchange, and we do not intend to apply for listing of the Series 1 and Series 2 Warrants on any securities exchange or other trading system.

November 2018 Warrants

The material terms and provisions of the warrants issued in our November 2018 financing (the “November 2018 Warrants”) are summarized below. This summary of some provisions of the November 2018 Warrants is not complete. For the complete terms of the November 2018 Warrants, you should refer to the form of November 2018 Warrant filed as Exhibit 4.14 to the registration statement of which this prospectus forms a part. Pursuant to a warrant agency agreement between us and American Stock Transfer & Trust Company, LLC, as warrant agent, the November 2018 Warrants were issued in book-entry form and were initially represented only by one or more global warrants deposited with the warrant agent, as custodian, on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercise. The November 2018 Warrants have an exercise price equal to $80.00 per share. The November 2018 Warrants are governed by the terms of a global warrant held in book-entry form. The holder of an November 2018 Warrant is not deemed a holder of our underlying common stock until the November 2018 Warrant is exercised. Subject to certain limitations as described below, the November 2018 Warrants expire on November 1, 2023. The holders must pay the exercise price in cash upon exercise of the November 2018 Warrants, unless such holders are utilizing the cashless exercise provision of the November 2018 Warrants. On the expiration date, unexercised November 2018 Warrants will automatically be exercised via the “cashless” exercise provision. Upon the holder’s exercise of an November 2018 Warrant, we will issue the shares of common stock issuable upon exercise of the November 2018 Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision). Prior to the exercise of any November 2018 Warrants to purchase common stock, holders of the November 2018 Warrants do not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of November 2018 Warrants does not have the right to exercise any portion of its November 2018 Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise.

Stock Dividends and Stock Splits. The exercise price and the number of shares issuable upon exercise of the November 2018 Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the November 2018 Warrants will be entitled to receive upon exercise of such November 2018 Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their November 2018 Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the November 2018 Warrants. Additionally, as more fully described in the November 2018 Warrants, in the event of certain fundamental transactions, the holders of the November 2018 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the November 2018 Warrants on the date of consummation of such transaction.

The November 2018 Warrants are not listed on any securities exchange, and we do not intend to apply for listing of the November 2018 Warrants on any securities exchange or other trading system.

Warrants issued in January 2022

The material terms and provisions of the common stock purchase warrants (the “January 2022 Warrants”) and the placement agent warrants (the “Placement Agent Warrants”) issued in January 2022 are summarized below. This summary of the provisions of the January 2022 Warrants and Placement Agent Warrants is not complete and is qualified in its entirety by the form of January 2022 Warrant and Placement Agent Warrant filed as Exhibit 4.15 and 4.16, respectively, to the registration statement of which this prospectus is a part.

The Placement Agent Warrants have the same terms as the January 2022 Warrants, except that the Placement Agent Warrants have an exercise price of $10.00 and will expire on January 12, 2027.

Exercise. Each January 2022 Warrant will become exercisable on July 14, 2022 and has an initial exercise price of $9.60 per share. Each January 2022 Warrant may be exercised, in cash or, if no effective registration statement is available registering the issuance of the shares of common stock underlying the January 2022 Warrants, by a cashless exercise, at any time beginning on July 14, 2022 (the “Initial Exercise Date”), and from time to time thereafter through and including the fifth anniversary of the Initial Exercise Date. The January 2022 Warrants will be exercisable in whole or in part by delivering to the company a completed instruction form for exercise and complying with the requirements for exercise set forth in the January 2022 Warrant. Payment of the exercise price may be made in cash or, if no effective registration statement is available registering the issuance of the shares of common stock underlying the January 2022 Warrants, pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the January 2022 Warrant.

No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the January 2022 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Failure to Timely Deliver Shares. If we fail to deliver to the holder a certificate representing shares issuable upon exercise of a January 2022 Warrant or to credit the holder’s balance account with The Depository Trust Company for such number of shares of common stock to which the holder is entitled upon the holder’s exercise of the January 2022 Warrant, in each case, by the delivery date set forth in the January 2022 Warrant, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the warrant shares which the holder anticipated receiving upon such exercise, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of warrant shares that we were required to deliver to the holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the applicable warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with our exercise and delivery obligations. In addition, if we fail to deliver to the holder any common stock pursuant to a validly-exercised January 2022 Warrant, we will be required to pay liquidated damages in the amount of $10 per trading day (increasing to $20 per trading day on the third trading day after the warrant share delivery date) for each $1,000 of the shares of common stock exercised but not delivered until such time the shares of common stock are delivered or the holder rescinds such exercise.

Exercise Limitation. In general, a holder will not have the right to exercise any portion of a January 2022 Warrant if the holder (together with its Attribution Parties (as defined in the January 2022 Warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Adjustment for Stock Splits. The exercise price and the number of shares of common stock purchasable upon the exercise of the January 2022 Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, and combinations of our common stock.

Dividends or Distributions. If we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the January 2022 Warrants, then, in each such case, the holders of the January 2022 Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the January 2022 Warrants.

Purchase Rights. If we grant, issue or sell any shares of our common stock or securities exercisable for, exchangeable for or convertible into our common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our common stock, referred to as Purchase Rights, then each holder of the January 2022 Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the January 2022 Warrant immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Fundamental Transaction. If a Fundamental Transaction (as defined in the January 2022 Warrants and described below) occurs, the holder will thereafter have the right to receive upon an exercise of the January 2022 Warrants at any time after the consummation of the Fundamental Transaction but prior to the applicable expiration date of the January 2022 Warrants, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the January 2022 Warrants are exercisable immediately prior to such Fundamental Transaction on the exercise of the January 2022 Warrants. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. Additionally, the Company will cause any successor entity to assume all of our obligations under the January 2022 Warrants with the same effect as if such successor entity had been named in the warrant itself.

If holders of our common stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the January 2022 Warrants, following such Fundamental Transaction. These provisions apply similarly and equally to successive Fundamental Transactions and other corporate events described in the January 2022 Warrants and will be applied without regard to any limitations on the exercise of the warrant.

In the event of a Fundamental Transaction other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the January 2022 Warrant such that the January 2022 Warrant shall be exercisable for the publicly traded common stock of such successor entity and only if such Fundamental Transaction is within the Company’s control and the consideration is in all stock in the successor entity, then, at the request of the holder, we or the successor entity shall purchase the unexercised portion of the January 2022 Warrants from the holder by paying to the holder, on or prior to the second trading day after such request (or, if later, on the effective date of the Fundamental Transaction), an amount, in the same type or form of consideration that is being paid to holders of common stock in such Fundamental Transaction, equal to the Black-Scholes Value (as defined below) of the remaining unexercised portion of the January 2022 Warrants on the date of such Fundamental Transaction, subject to certain limitations in the event of a Fundamental Transaction not within our control.

Authorized Shares. During the period the January 2022 Warrants are outstanding, we will seek stockholder approval of the Reverse Split Amendment in order to reserve from our authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of 100% of the shares of common stock underlying the warrants upon the exercise of the warrants. Except and to the extent as necessary in connection with the Reverse Split Amendment or otherwise waived or consented to by the holder, we will not take any action, including, without limitation, amending our Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the January 2022 Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of holders as set forth in the January 2022 Warrant against impairment.

Transferability. Subject to applicable laws, the January 2022 Warrants may be offered for sale, sold, transferred or assigned. There is currently no trading market for the January 2022 Warrants and a trading market is not expected to develop.

Rights as a Shareholder. Except as otherwise provided in the January 2022 Warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the January 2022 Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Amendments. Each January 2022 Warrant may be amended with the written consent of the holder of such January 2022 Warrant and us.

Listing. There is no established public trading market for the January 2022 Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the January 2022 Warrants on any national securities exchange.

Definitions Relating to the January 2022 Warrants

“Black Scholes Value” means the value of the January 2022 Warrants based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the termination date of the January 2022 Warrants, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction, (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the termination date of the January 2022 Warrants, and (E) a zero cost of borrow.

“Fundamental Transaction” means (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation with or into another person, (ii) we or any of our subsidiaries, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of our common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination).

Equity Awards

As of March 18, 2022, there were 9,965 shares of our common stock issuable upon exercise or vesting of outstanding awards under our 2015 Equity Incentive Plan.

Officers’ and Directors’ Purchase Plan

As of March 18, 2022, there were 4,609 shares of our common stock available to be issued under our Officer and Director Share Purchase Plan.

Exclusive Jurisdiction

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for:

●	any derivative action or proceeding brought on behalf of us;
●	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;
●	any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; or
●	any action asserting a claim against us governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

CRG Registration Rights

In September 2015, we entered into a Securities Purchase Agreement with CRG, pursuant to which we sold 45 shares of our common stock to CRG for a purchase price of $111,928.00 per share. Under the Purchase Agreement, CRG is entitled to certain rights with respect to the registration of such shares under the Securities Act as described below.

Within 30 business days of our becoming eligible to use Form S-3, we were required to file a registration statement covering the resale of the shares sold to CRG under the Purchase Agreement, which we did on February 3, 2016 and have also done through the registration statement of which this prospectus forms a part. Our failure to maintain the effectiveness of the registration statement would be considered a registration default and would result in penalty payments payable by us to CRG equal to 1% of the aggregate purchase price paid by CRG under the Purchase Agreement for each 30-day period (or portion thereof) in which there is a registration default. During the time that Avinger must maintain the effectiveness of the registration statement, we must comply with other affirmative covenants.

In February 2018, we entered into a Registration Rights Agreement with CRG (the “2018 Registration Rights Agreement”), pursuant to which we agreed to, upon request of the majority holders of the Series A Preferred Stock, effect the registration of all shares of the Series A Preferred Stock. Additionally, the 2018 Registration Rights Agreement provides that the holders of Series A Preferred Stock will be entitled to have their stock included on any Company initiated registration statements, subject to limitations including a reduction in the number of shares included in registration statements based on the discretion of any underwriters. The Company will bear the costs of any registration statement effected pursuant to the 2018 Registration Rights Agreement, and will provide customary indemnification and reimburse legal fees to participating Purchasers. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the 2018 Registration Rights Agreement, a copy of which is filed to Exhibit 4.4 to the registration statement of which this prospectus forms a part.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Certain provisions of Delaware law, our Charter, and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Charter and Bylaw Provisions. Our Charter and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

● Board of directors vacancies. Our Charter and Bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

● Classified board. Our Charter and Bylaws provide that our board is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

● Stockholder action; special meeting of stockholders. Our Charter provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock may not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws. Our Bylaws further provide that special meetings of our stockholders may be called only by our board of directors, the Chairman of our Board of Directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

● Advance notice requirements for stockholder proposals and director nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

● No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.

● Directors removed only for cause. Our Charter provides that stockholders may remove directors only for cause.

● Amendment of charter provisions. Any amendment of the above provisions in our Charter would require approval by holders of at least 66 and 2/3% of the voting power of our then outstanding voting securities.

● Issuance of undesignated preferred stock. Our board of directors will have the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219. Our shares of common stock are issued in uncertificated form only, subject to limited circumstances.

Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “AVGR.”

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. If we choose to use a warrant agent, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;
●	the offering price for the debt warrants, if any;
●	the aggregate number of the debt warrants;
●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
●	the dates on which the right to exercise the debt warrants will commence and expire;
●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
●	information with respect to book-entry procedures, if any;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material U.S. federal income tax considerations;
●	the anti-dilution provisions of the debt warrants, if any;
●	the redemption or call provisions, if any, applicable to the debt warrants;
●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
●	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;
●	the offering price for the warrants, if any;
●	the aggregate number of warrants;
●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
●	the dates on which the right to exercise the warrants shall commence and expire;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material U.S. federal income tax considerations;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the redemption or call provisions, if any, applicable to the warrants;
●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any; to receive payments upon our liquidation, dissolution or winding up; to receive notice as stockholders with respect to meetings of stockholders; or to exercise voting or consent rights, if any.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrants. These descriptions do not restate those warrants in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable warrants because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the forms of the relevant warrants, which will be filed with the SEC promptly after the offering of warrants and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common shares or preferred shares. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. While the terms we have summarized herein will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures thereto that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indentures do not limit the amount of debt securities that we may issue. They provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;
●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;
●	the form of the debt securities of the series;
●	the applicability of any guarantees;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	whether the debt securities rank as senior debt, senior subordinated debt, or subordinated debt;
●

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund, mandatory redemption or analogous provisions or otherwise, to repurchase, at the holder’s option, the series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
●

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
●	additions to or changes in the provisions relating to satisfaction and discharge of the applicable indenture;
●

additions to or changes in the provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under the applicable indenture;

●	the currency or currencies, including composite currencies, in which payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
●

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series;
●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the applicable indenture, and any terms that may be required by us or advisable under applicable laws or regulations; and

●	the subordination terms of the debt securities of the series, if any.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal of, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indentures. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
●	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of  $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the applicable indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
●	the number of subscription rights to be issued to each stockholder;
●	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by Avinger in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;
●	a description of the provisions for the payment, settlement, transfer or exchange of the units;
●	a discussion of material federal income tax considerations, if applicable; and
●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 45 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The shares of common stock which may be offered by the selling stockholders were purchased pursuant to the Securities Purchase Agreement dated September 22, 2015 between us and CRG Partners III L.P. and certain of its affiliated funds, collectively referred to as “CRG.” When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, as well as their donees, pledgees, assignees, transferees, distributees, or other successors in interest. No selling stockholder has had any material relationship with us or any of our affiliates within the past three years, other than as lenders pursuant to the Term Loan Agreement dated September 22, 2015 by and among us, certain of our subsidiaries from time to time party thereto as guarantors and CRG as lenders, under which we may borrow up to $50 million from CRG.

The following table details the name of each selling stockholder, the number of shares of common stock held by the selling stockholder, and the number of shares that may be offered by the selling stockholder for resale under this prospectus. The following table has been prepared on the assumption that all shares offered for resale by the selling stockholders under this prospectus will be sold to parties unaffiliated with the selling stockholders.

	Prior to the Offering			After the Offering
Name of Selling Stockholder(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
CRG Partners III, L.P.	7	*	7	-	*
CRG Partners III-Parallel Fund “A” L.P.	4	*	4	-	*
CRG Partners III-Parallel Fund “B” (Cayman) L.P.	17	*	17	-	*
CRG Partners III (Cayman) LEV AIV I L.P.	15	*	15	-	*
CRG Partners III (Cayman) UNLEV AIV I L.P.	2	*	2		*
Total shares of common stock to be registered for selling stockholders	45	*	45	-	*

*	Less than 1%.
(1)

CR Group L.P. is the investment manager to each of CRG Partners III, L.P., CRG Partners III-Parallel Fund “A” L.P., CRG Partners III-Parallel Fund “B” (Cayman) L.P., CRG Partners III (Cayman) LEV AIV I L.P. and CRG Partners III (Cayman) UNLEV AIV I L.P.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, including ordinary brokerage transactions, block trades, placements, “at the market” transactions, put or call transactions or in any other way not involving market makers or established trading markets, (4) through a combination of any of these methods or (5) through any other methods described in a prospectus supplement. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any prospectus supplement will include, to the extent applicable, the following information:

●	the terms of the offering;
●	the names of any underwriters or agents;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price of the securities;
●	the net proceeds from the sale of the securities;
●	any delayed delivery arrangements;
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●	any initial public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any commissions paid to agents.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at the market offering will be through an underwriter or underwriters acting as principal or agent for us.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

We may issue to the holders of our common stock, on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us and/or the selling stockholders. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us and/or the selling stockholders, as applicable.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we and/or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We and/or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. In addition, any shares that qualify for sale by the selling stockholder pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders. Unless otherwise indicated in such prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and/or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in any required prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we and/or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities by us will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on the Nasdaq Stock Market LLC may engage in passive market making transactions in the securities on the Nasdaq Stock Market LLC in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Derivative Transactions and Hedging

We, the selling stockholders, the underwriters and/or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We and/or the selling stockholders may also make sales through the Internet or through other electronic means. Since we and/or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with us or the selling stockholders, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Dorsey & Whitney LLP, Salt Lake City, UT.

EXPERTS

The financial statements incorporated in this Registration Statement on Form S-3 by reference from Avinger, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.avinger.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 22, 2022;
●	our Current Reports on Form 8-K filed with the SEC on January 11, 2022 (other than Item 7.01), January 12, 2022, January 18, 2022, March 11, 2022, March 14, 2022, and March 25, 2022; and
●

the description of our Common Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on January 27, 2015, as updated by the description of our Common Stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 6, 2020.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus, excluding, in each case, information deemed furnished and not filed.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Avinger, Inc.
400 Chesapeake Drive

Redwood City, CA 94063
Attention: Secretary

Telephone: (650) 363-2400

You may also access the documents incorporated by reference in this prospectus through our website at www.avinger.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to $2,133,181

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 18, 2023